As filed with the Securities and Exchange Commission on September 14, 2012
Registration No. 333-42143

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

H&R BLOCK, INC.
(Exact name of registrant as specified in its charter)

Missouri (State of Incorporation)	44-0607856 (I.R.S. Employer Identification No.)

One H&R Block Way
KANSAS CITY, MISSOURI 64105
 (Address of Principal Executive Offices)

H&R BLOCK STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

 (Full Title of Plan)
Scott W. Andreasen, Esq.
Vice President and Corporate Secretary
H&R Block, Inc.
One H&R Block Way
Kansas City, Missouri 64105
816-854-3000
(Name, address, and telephone number of agent for service)

EXPLANATORY NOTE TO
POST-EFFECTIVE AMENDMENT NO. 1

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to Form S-8 Registration Statement No. 333-42143 (the “Registration Statement”), which registered an aggregate amount of 300,000 shares of Common Stock, without par value (“Common Stock”), of H&R Block, Inc. (the “Company”), is being filed in order to de-register certain securities remaining under such Registration Statement.

Under the Registration Statement, 300,000 shares of Common Stock were registered under the H&R Block Stock Plan for Non-Employee Directors (the “Plan”). The shares of Common Stock available under the Plan were increased from 300,000 to 600,000 upon a 2-for-1 stock split effected on August 1, 2001.

The Plan was terminated by the Company’s Board of Directors on September 3, 2008.  This Post-Effective Amendment is being filed to deregister all of the previously registered shares of Common Stock of the Company reserved for issuance under the Plan that have not been sold or otherwise issued under the Registration Statement or subject to outstanding option awards as of the filing of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on September 13, 2012.

H&R BLOCK, INC.

By:    /s/ William C. Cobb
William C. Cobb
Chief Executive Officer